UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 2, 2012

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 2, 2012, Adam Chibib, the Company’s Senior Vice President and Chief  Financial Officer, is entering into a pre-arranged stock trading plan in accordance with guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy (a “Trading Plan”).  On or about March 8, 2012, Joaquin Aviles, the Company’s Vice President of Technology, intends to enter into a Trading Plan.  Rule 10b5-1 permits insiders, at a time when the insiders are not in possession of material, non-public information about the Company, to enter into pre-arranged plans for buying or selling Company stock.

Mr. Chibib’s Trading Plan provides for the sale of up to 17% of his total present Company holdings, beginning 3 business days after the Company announces its results for the 2nd quarter of Fiscal Year 2012.  Such announcement is expected during the first week of May, 2012. Shares would be sold under the Trading Plan in the open market at certain minimum price thresholds, which may or may not be achieved.  There is no assurance that any or all of the shares in his Trading Plan will, in fact, be sold. Mr. Chibib will have no control over the timing of the stock sales under his Trading Plan. His Trading Plan is scheduled to expire on August 31, 2012.

Mr. Chibib has entered into the Trading Plan for personal portfolio diversification.

Mr. Aviles’ Trading Plan will provide for the sale of up to 49% of his total present Company holdings, beginning 3 business days after the Company announces its results for the 2nd quarter of Fiscal Year 2012. Such announcement is expected during the first week of May, 2012. Shares would be sold under the Trading Plan in the open market at certain minimum price thresholds, which may or may not be achieved. There is no assurance that any or all of the shares in his Trading Plan will, in fact, be sold. Mr. Aviles will have no control over the timing of the stock sales under his Trading Plan. His Trading Plan will be scheduled to expire on May 5, 2013.

Mr. Aviles has entered into the Trading Plan for personal portfolio diversification.

Any actual stock sales under either Mr. Chibib’s or Mr. Aviles’ Trading Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations, through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: March 2, 2012	By:	/s/ Jerome R. Smith
Jerome R. Smith
Senior Vice President, General Counsel and Corporate Secretary